Exhibit (h)(5)


                             PARTICIPATION AGREEMENT

         THIS AGREEMENT, dated as of ____________________, 2007, between ______________________________, a [business trust /corporation] organized under the laws of the [Commonwealth/State] of _______________________________________,
on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, a "Fund of Funds"), and XShares Advisors LLC, a limited liability company organized under the laws of the State of Maryland, and each exchange traded fund that is advised or sponsored by XShares Advisors LLC listed on Schedule B, each on behalf of itself or its respective series, severally and not jointly (each an "XShares Fund" and collectively the "XShares Funds").

         WHEREAS, the Fund of Funds and the XShares Funds each are registered with the U.S. Securities and Exchange Commission ("SEC") as open-end management investment companies under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, section 12(d)(l)(A) and (B) of the 1940 Act limits the ability of an investment company to invest in shares of another investment company, and therefore limits the ability of a Fund of Funds to invest in shares of an XShares Fund;

         WHEREAS, XShares Advisors LLC and HealthShares(TM), Inc., on behalf of each Fund, have obtained an order from the SEC dated June 21, 2007 (the "XShares Order"), that permits registered investment companies to invest in the XShares Funds in excess of the limits set forth in section 12(d)(1)(A) and (B) in accordance with the conditions of the XShares Order and the representations in the application filed to obtain such Order (the "XShares Application"); and

         WHEREAS, the Fund of Funds may, from time to time, invest in shares of one or more XShares Funds in excess of the limitations of section 12(d)(1)(A) and (B) in reliance on the XShares Order;

         NOW THEREFORE, in consideration of the potential benefits to the Fund of Funds and the XShares Funds arising out of the Fund of Funds' investment in XShares Funds, the parties agree as follows.

         1.       Representations and Obligations of the XShares Funds.

                  (a) The XShares Funds have provided to the Fund of Funds a copy of the Order and the related SEC Notice of Application for such Order (attached hereto as Schedule C). The XShares Funds will promptly provide the Fund of Funds with (i) a copy of any amendments to the XShares Order, and (ii) a copy of the XShares Application upon request.

                  (b) In connection with any investment by a Fund of Funds in an XShares Fund, the XShares Fund agrees (i) to comply with the terms and conditions of the XShares Order and this Agreement, and (ii) to promptly notify the Fund of Funds if such XShares Fund fails to comply with the terms and conditions of the XShares Order or this Agreement.

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                  (c) Each registered trademark indicated in the name of the
                  XShares Fund(s) on Schedule B is a registered trademark of XShares Advisors LLC, which has licensed the trademark to the respective XShares Fund.

         2.       Representations and Obligations of the Investing Funds.

                  (a) Pursuant to Condition 8 of the XShares Order, each Fund of Funds represents that the board of directors/trustees of the Fund of Funds and the Fund of Funds' advisor understand the terms and conditions of the XShares Order and that each agrees to fulfill its responsibilities under the XShares Order.

                  (b) Pursuant to Condition 8 of the XShares Order, each Fund of Funds will promptly notify the XShares Funds in writing at the time of any investment by such Fund in an XShares Fund in excess of the 3% limit in Section 12(d)(1)(A)(i). Upon such investment, each Fund of Funds shall also provide to the XShares Funds in writing a list of the names of each Fund of Funds Affiliate and Underwriting Affiliate (as such terms are defined in the Order) and shall promptly notify the XShares Funds of any changes to such list.

                  (c) Each Fund of Funds will promptly notify the XShares Funds in writing of any purchase or acquisition of shares of an XShares Fund that causes such Fund of Funds to hold (i) 5% or more of such XShares Fund's total outstanding voting securities, and (ii) 10% or more of such XShares Fund's total outstanding voting securities.

                  (d) To the extent a Fund of Funds holds 25% or more of the total outstanding voting securities of an XShares Fund, the Fund of Funds agrees to vote its shares in the same proportion as the vote of all other holders of shares of such XShares Fund.

                  (e) If a Fund of Funds exceeds the 5% or 10% limitation in
                  Section 12(d)(l)(A)(ii) or (iii), the Fund of Funds, as required by the XShares Application, will disclose in its prospectus in "Plain English":

                  (1)      That it may invest in exchange-traded funds; and

                  (2) The unique characteristics of the Fund of Funds investing in exchange-traded funds, including but not limited to, the expense structure and any additional expenses of investing in exchange-traded funds.

                  (f) Each Fund of Funds: (i) acknowledges that it has received a copy of the XShares Order and the related SEC Notice of Application for such Order; (ii) agrees to adhere to the terms and conditions of the XShares Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the XShares Order; (iii) represents that investments in the XShares Funds will be accomplished in compliance with its investment restrictions and will be consistent with the investment policies set forth in its registration statement; (iv) acknowledges that it may rely on the



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                  XShares Order only to invest in XShares Funds and not in any other registered investment company; and (v) agrees to promptly notify the XShares Funds if it fails to comply with the XShares Order or this Agreement.

         3.       Indemnification.

                  Each Fund of Funds agrees to hold harmless and indemnify the XShares Funds, including any principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions ("Claims") asserted against the XShares Funds, including any principals, directors or trustees, officers, employees and agents, to the extent such Claims result from
                  (i) a violation or alleged violation by the Fund of Funds of any provision of this Agreement or (ii) a violation or alleged violation by the Fund of Funds of the terms and conditions of the XShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

                  The XShares Funds agree to hold harmless and indemnify a Fund of Funds, including any directors or trustees, officers, employees and agents, against and from any Claims asserted against the Fund of Funds, including any directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the XShares Fund of any provision of this Agreement or (ii) a violation or alleged violation by the XShares Fund of the terms and conditions of the XShares Order, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided, however, that the XShares Fund shall not be liable for indemnifying any Fund of Funds for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Fund of Funds to the XShares Fund pursuant to terms and conditions of the Order or this Agreement.

         4.       Web Sites.

                  For purposes of determining whether the Fund of Funds has exceeded the investment thresholds in XShares Funds for purposes of Section 2(b), (c), (d), and (e) of this Agreement, the Fund of Funds may use the information contained on the particular XShares Funds' public Internet web site regarding such XShares Fund's total outstanding shares, however, any such use shall be subject to the terms and conditions of such web site. The XShares Fund's web sites are listed on Schedule C hereto.

         5.       Materials.

                  To the extent a Fund of Funds refers to one or more XShares Funds in any prospectus, statement of additional information or otherwise, each Fund of Funds agrees to:



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                  (a) For those XShares Funds included on Schedule B with names that are registered trademarks, (i) include the trademark symbol in all references to the XShares Fund or series thereof (for example, the "HealthSharesTM [Index] Fund"); (ii) include the following notice within reasonable proximity to the reference to the XShares Fund or series thereof:

                  [Name of XShares Fund]TM is a registered trademark of XShares Advisors LLC.

                  (b) For all XShares Funds, include the following notice within reasonable proximity to the reference to the XShares Fund:

                  Neither XShares Advisors LLC nor the [Name of XShares Fund] Funds make any representations regarding the advisability of investing in [Name of Fund of Funds].

         6.       Notices.

                  All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the XShares Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by written notice to the other party).

                  If to the Fund of Funds:

                           [Name]
                           c/o [Company]
                           [Address]
                           [City, State, ZIP]
                           Fax:
                           Email:

                  If to the XShares Funds:

                           Anthony F. Dudzinski
                           XShares Advisors LLC
                           420 Lexington Avenue, Suite 2550
                           New York, NY 10170
                           Fax: [   ]
                           Email: adudzinski@XSharesadvisors.com

                  With a copy to:

                           Richard Berenger
                           XShares Advisors LLC
                           420 Lexington Avenue, Suite 2550
                           New York, NY 10170
                           Fax: [ ]


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                           Email: rberenger@XSharesadvisors.com

                           Domenick Pugliese
                           Paul, Hastings, Janofsky & Walker LLP
                           Park Avenue Tower
                           75 East 55th Street
                           New York, NY 10022
                           Fax: (212) 230-7745
                           Email: domenickpugliese@paulhastings.com

         7.       Termination; Governing Law.

                  (a) This Agreement will continue until terminated in writing by either party upon sixty (60) days' notice to the other party, provided, however, that the obligation of a Fund of Funds in Section 2(d) above shall survive the termination of this Agreement. This Agreement may not be assigned by either party without the prior written consent of the other.

                  (b) This Agreement will be governed by New York law without regard to choice of law principles.

                  (c) In any action involving the XShares Funds under this Agreement, each Fund of Funds agrees to look solely to the individual XShares Fund(s) listed on Schedule B that is/are involved in the matter in controversy and not to any other series of XShares Advisors LLC.



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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Each of the Fund of Funds listed on Schedule A, severally and not jointly, on behalf of itself or each of its series


_______________________________________
Name:
Title:


XSHARES FUNDS, on
behalf of each of its series

_______________________________________
Name: Anthony F. Dudzinski
Title: Chief Executive Officer and President

XSHARES ADVISORS LLC, on
behalf of each of its series

_______________________________________
Name: Anthony F. Dudzinski
Title: President of XShares Group LLC,
       the sole managing member




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                                                                      SCHEDULE A

                              List of Fund of Funds



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                                                                      SCHEDULE B

                              List of XShares Funds

XShares Fund                       Sub-Adviser                Distributor
------------                       -----------                -----------

HealthSharesTM, Inc.

TDAX Funds, Inc.

StateSharesTM, Inc.



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                                                                      SCHEDULE C
                         List of XShares Funds' Websites